Listing Report:Supplement No. 207 dated Apr 02, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 441058
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$127.91

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1975	Debt/Income ratio:	53%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	16 / 16	Length of status:	11y 0m
Credit score:	700-719 (Apr-2010)	Total credit lines:	24	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$199,007	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	86%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	best-greenback-magnitude	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Remodel bathroom
Purpose of loan:
To?remodel old bathroom in my house. I will be doing the work myself.??

My financial situation:
I am a good candidate for this loan because my credit history shows that I have never defaulted on a loan.? I always make my required payments.? I have been at my job now for 10+ years.

Monthly net income: $ 3,100

Monthly expenses: $
??Housing: $ 700
??Insurance: $ 85
??Car expenses: $ 320.00
??Utilities: $?70
??Phone, cable, internet: $30
??Food, entertainment: $ 150
??Clothing, household expenses $100
??Credit cards and other loans: $ 1,600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 450444
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1988	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	7	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	12 / 12	Length of status:	1y 1m
Credit score:	700-719 (Mar-2010)	Total credit lines:	20	Occupation:	Investor
Now delinquent:	2	Revolving credit balance:	$4,260	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	59%
Public records last 12m / 10y:	0/ 3	Homeownership:	Yes
Delinquencies in last 7y:	17
Screen name:	justice-brigade9	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Advertise1
Purpose of loan:
This loan will be used to establish myself as a good borrower with the Prosper community. Some of the funds will be used to pay for advertising a property I just placed under contract. This money will allow me to buy the items, and advertising space necessary to get maximum exposure for this home.

My financial situation:
I am a good candidate for this loan because it is a small amount which I can pay back quickly without any strain on my budget.

Monthly net income: $ 8500.00

Monthly expenses: $
??Housing: $ 1860.00
??Insurance: $ 150.00
??Car expenses: $ 628.35?
??Utilities: $ 300.00
??Phone, cable, internet: $ 85.00?
??Food, entertainment: $ 600.00
??Clothing, household expenses $ 200.00?
??Credit cards and other loans: $ 250.00?
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452358
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	26%
Basic (1-10):	1	Inquiries last 6m:	9	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	9 / 9	Length of status:	3y 4m
Credit score:	680-699 (Apr-2010)	Total credit lines:	27	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$799	Stated income:	$75,000-$99,999
Amount delinquent:	$2,728	Bankcard utilization:	15%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	auction-sprout3	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Growth Capital
This is a loan for my business but I'm happy to personally guarantee it (as if I have a choice!).

The cash flow of our business easily exceeds what is required to make a monthly payment on a note of this amount.

Our company is 3+ years old and is doing quite well. Because of the reputation we've developed and continue to develop we have a growing opportunity to take on new work from bigger and more notable clients. But the payment terms of these bigger and more notable clients don't always conform to the payment terms we ask for (50% to begin, 50% upon completion). For example if we accept a $14,000 project from a client we'll get that money about 45-60 days after the project has started. But we'll be paying our staff every 2 weeks for the time they log on the project.

Here are our numbers:

2007 sales: $363,000 (net ~$50,000)
2008 sales: $402,000 (net $10,000 ? too many salaried employees)
2009 sales: $377,000 (net $52,000)

Update: I completed my profile and it says I have 2 delinquencies on my credit. I actually don't. a) those were from 2003 and were paid b) I have letters for each but for some reason they're very sticky on my credit report (except with Experian which removed them in 2007).

Thank you!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452370
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.38%	Starting borrower rate/APR:	10.38% / 12.49%	Starting monthly payment:	$243.34

Auction yield range:	4.04% - 9.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1989	Debt/Income ratio:	37%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 13	Length of status:	4y 3m
Credit score:	780-799 (Mar-2010)	Total credit lines:	27	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$11,757	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	12%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	workaholic68	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 100% )	780-799 (Latest)
Principal borrowed:	$13,000.00	< mo. late:	0 ( 0% )	760-779 (Aug-2009) 740-759 (Sep-2008) 760-779 (Mar-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Relisting my loan for less
I am relisting this because I need to have a lower interest rate.? As I understand it, smaller is better for obtaining a lower rate.?? I could go to our local bank and get 5% but I prefer not to add to the bank's bottom line.?

This will be my second Prosper loan if it is funded-- I borrowed 13K at 7.7% and paid it off in advance of the term.? I am also a Prosper lender.? I really like how it helps individuals instead of banks!? Depending how this one goes, we may shoot for a similar amount under my husband's name for personal and business use.?? We are not credit risks-- both of our cars are paid for, and we live a pretty conservative lifestyle.? We owe about $100K on our mortgage, and $25K on a line of credit (also related to the remodeling.)

We have some debt from remodeling our house in 2009.? We have a Home Depot account and a Visa we'd like to kiss goodbye, along with a couple of small contractors' bills.? ?

My husband and I are self-employed, and we pay ourselves around $95K per year (as base salary--without any company dividends or benefits included in that figure.)? We have been in business for ourselves since 2006.? He is an attorney, and has been practicing since 1992.? I have been a legal secretary/office manager alongside him since 1997.?? In addition to being self employed, I am working for the Census.? I also have two other small businesses-- I sell custom printing as a broker, and I make and sell jewelry.?

Under 'for what it's worth' I did list another loan some time ago (which I did not accept because of the high rate), and in the process came to discover Experian did not have my complete credit history to give to Prosper.? I have since corrected the issue. ??

Thanks for reading!

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452374
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.46%	Starting borrower rate/APR:	21.46% / 23.72%	Starting monthly payment:	$113.73

Auction yield range:	8.04% - 20.46%	Estimated loss impact:	6.98%
Lender servicing fee:	1.00%	Estimated return:	13.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1995	Debt/Income ratio:	28%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	17 / 12	Length of status:	9y 6m
Credit score:	680-699 (Mar-2010)	Total credit lines:	27	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$22,973	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	deal-faire9	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
high in credit card & auto repair
Purpose of loan:
This loan will be used to? repair my auto air bag failier repairs needed for saefty// also pay off credit card rate raised to 30%

My financial situation:
I am a good candidate for this loan because? i pay my bills

Monthly net income: $ 2496.00

Monthly expenses: $
??Housing: $ 1181
??Insurance: $ 130
??Car expenses: $ 50
??Utilities: $ 71
??Phone, cable, internet: $ 165
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $?600
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452376
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	14.03%	Starting borrower rate/APR:	15.03% / 17.20%	Starting monthly payment:	$277.44

Auction yield range:	6.04% - 14.03%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.79%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1993	Debt/Income ratio:	18%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 5	Length of status:	13y 0m
Credit score:	740-759 (Apr-2010)	Total credit lines:	26	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$19,510	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	contract-lava0	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my debt. Horray!
Purpose of loan:
This loan will be used to pay off all my credit card debt.?
A year ago my husband, a liscenced acupuncturist,?broke his wrist bike riding. We became?a one income family for awhile.? I put things on credit cards when I had to, like tuition and mortgage payments.?I have never missed a payment and would like to dissolve this debt.?

My financial situation:
I am a good candidate for this loan because I have a good paying, full time job.? I work as a property manager and havehad this job for twelve years and the company is still expanding in the midst of the economic slow down. ?I do not have delinquent accounts, am a hard worker, and have a good credit score.? It is my goal to pay off my credit cards so that I can begin to save money and spend more time with my husband and two samll children.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452394
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$215.61

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1992	Debt/Income ratio:	24%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 5	Length of status:	10y 5m
Credit score:	680-699 (Mar-2010)	Total credit lines:	27	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,236	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	55%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	wonderous-bazaar	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	0 ( 0% )	680-699 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	740-759 (Aug-2009)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	0
Description
Orthodontic work for twins
Purpose of loan:
This loan will be used to?
pay for orthodontic work for twins
My financial situation:
I am a good candidate for this loan because? I can easily make the monthly payments as the financing provided by the orthdontist is a much higher monthly payment due to a short payoff time.? In addition, we will receive a discount from the provider due to paying in full at this time.? We have withdrawn and resubmitted due to new cost provided by ortho.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452400
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 26.29%	Starting monthly payment:	$588.49

Auction yield range:	17.04% - 23.00%	Estimated loss impact:	19.32%
Lender servicing fee:	1.00%	Estimated return:	3.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1993	Debt/Income ratio:	47%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	11 / 9	Length of status:	3y 9m
Credit score:	700-719 (Apr-2010)	Total credit lines:	49	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$28,499	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	74%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	moola-mate5	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating CC at 29% apr
Purpose of loan:
This loan will be used to?
Consolidate credit cards that are currently at 29%.? I will close those credit cards immediately after I pay them off.? My overall monthly payment will most likely decrease and I have a good payment history.?

My financial situation:
I am a good candidate for this loan because?
I allways pay on time.? My job is secure.? My wife is a Nurse Practitioner, so her job is secure.? We we married in October and are simply trying to eliminate my credit card debt.?

Monthly net income: $ 7500

Monthly expenses: $ 3900
??Housing: $ 1000
??Insurance: $ 200
??Car expenses: $?300?
??Utilities: $ 150
??Phone, cable, internet: $ 150
??Food, entertainment: $ 500
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1200
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452406
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.02%	Starting borrower rate/APR:	12.02% / 14.15%	Starting monthly payment:	$199.34

Auction yield range:	4.04% - 11.02%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1988	Debt/Income ratio:	7%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 1	Length of status:	3y 11m
Credit score:	780-799 (Apr-2010)	Total credit lines:	4	Occupation:	Laborer
Now delinquent:	0	Revolving credit balance:	$557	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	7%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	peace-mulberry	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Car
Purpose of loan:
My old car?died and now I am without transportation. I wanted to buy a new car but was unable to get financing so now I am turning to prosper for help.

My financial situation:
I Work full time as a laborer at my uncles company so my income is secure. I have been there for over 3 years and make good money. I still live at home with my parents so my expenses are very minimal. I stay inside and play on the computer alot so I do not usually go out and spend money.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452412
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1980	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	4	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	10 / 10	Length of status:	6y 1m
Credit score:	660-679 (Apr-2010)	Total credit lines:	26	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$59,479	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	laudable-coin	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
"Green" Developer Bridge Funds
Purpose of loan: This loan will be used to?meet business & personal obligations during the next 45 days while we await a) committed private funds raised for our firm b) grants & loans disbursements for projects in our pipeline and c) outcome of bids on new contracts to replace those closing this quarter. ?As the founder/owner of the consulting firm, I have personally back-stopped our operations using personal credit during the past 9 months of extremely tight credit. Our firm's lacks collateral for secured lending and our revenues do not follow a standard cash flow pattern to qualify for most bank loans. Nonetheless, our business model is profitable with the infusion of working capital we have identified to support it. We need to bridge to those funds.

My financial situation: I am a good candidate for this loan because? 1) our team of engineers, financial experts and marketing folks have worked together since July '09 and accrued Accounts Receivable of roughly $200K due for payment in 3Q10. 2) Two of our projects are in queue to get micro-enterprise loans and grants earmarked for "green" projects in the next 30-90 days. 3) Our top project (modular waste-to-biodiesel) has a backlog of institutions waiting to review it for investment. 4) We anticipate $500K in revenues by the end of this year, roughly half in cash.

Monthly net income: $ 7,500

Monthly expenses: $ 6,300
??Housing: $ 1,000
??Insurance: $ 1,000
??Car expenses: $ 100
??Utilities: $ 200
??Phone, cable, internet: $ 300
??Food, entertainment: $ 800
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 2,500
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452418
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$289.22

Auction yield range:	8.04% - 17.00%	Estimated loss impact:	6.59%
Lender servicing fee:	1.00%	Estimated return:	10.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1981	Debt/Income ratio:	21%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Retired
Enhanced (1-5):	3	Current / open credit lines:	12 / 11	Length of status:	13y 2m
Credit score:	800-819 (Apr-2010)	Total credit lines:	38	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$13,503
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	top-repayment-accord	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off Credit Cards And Taxes
About myself:

I am 70yrs old and a mother four adult children and five grandchildren. I was forced to raise my kids by myself as my husband died in the Navy. It was hard by myself but I always managed to pay my bills. I saved over the years and have managed to accuire a rental property which helps me supplement my retirement. Recently I have ran up some credit card bills remodeling and imporving the rental. I am in need of help! Please...,so that I can pay off some of by bills and pay my taxes.

How I plan on using funds:

I am working on lowering my bills. I would like to lower my high intrest credit cards and get rid of them. I am also planning on using some of it for my property taxes, I was planning on defering my taxes this year but the deferment program for seniors was suspended and it was to late to start an impound account. For the up coming year I have got my taxes reduced by filing for disabled veterans property tax exemption and I have signed up for a impound account with my mortgage co.

Ability to Pay:

I have never filed for bankruptcy or had a house forclosed on. I have two houses, my primary resident and my rental, both of which I have over 50% equity in. Recently two of my children have moved in with me and have started helping me out. One is a Marine Biologist working on her Masters Degree and the other is a Financial Advisor. Their income is not added, nor is the $600 a piece in rent they pay. They assured me that they will help me get my bills under control.
My monthly income is:

Social Security: $1,445
Veterans Affairs Surviving Spouse Benefits: $1,194
Rental: $1,400
Total: $4,039
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452436
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$842.35

Auction yield range:	11.04% - 12.00%	Estimated loss impact:	10.26%
Lender servicing fee:	1.00%	Estimated return:	1.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1984	Debt/Income ratio:	53%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	19 / 19	Length of status:	23y 10m
Credit score:	760-779 (Apr-2010)	Total credit lines:	41	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$153,565	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	kindness-meadow3	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
credit cards finished construction
Purpose of loan:
This loan will be used to? Lower obligations of credit cards.? I had used credit cards to finish new construction 2 years ago when the economy took a dive.? With the new regulations on credit cards, they have lowered limits and raised rates.? I pay everyone perfect.

My financial situation:
I am a good candidate for this loan because? I have no car payments, no car insurance payments, no car maintenance bills.? I am a car dealer's son, and have held my management job since 1986.? Our dealership has survived all of the automaker's cutbacks.? Building a house 2 years ago was my only downfall....more of a timing issue.? This loan will speed up the process of eliminating my credit card debt.? House is finished, landscaping is done, window treatments, etc.? The bills are going to all be gone shortly - just want to save time and money.? Thanks for your help and GOD BLESS.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452442
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	31.66%	Starting borrower rate/APR:	32.66% / 35.08%	Starting monthly payment:	$219.61

Auction yield range:	14.04% - 31.66%	Estimated loss impact:	15.46%
Lender servicing fee:	1.00%	Estimated return:	16.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2004	Debt/Income ratio:	29%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	2y 0m
Credit score:	660-679 (Apr-2010)	Total credit lines:	22	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,071	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	18%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	auction-dreams8	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Recent Grad Consolidating Debt
Purpose of loan:
The purpose of this loan is to consolidate my exisiting revolving debt with credit cards, pay off the balance on my student account, and get me out of the cycle of using direct deposit advances and payday loans so that I can spend my own money and be ready for my student loan payments which are coming in July.

My financial situation:
I am a good candidate for this loan because I am responsible with payments. I keep a Microsoft Exel spreadsheet of all my finances and update it weekly - I can send proof of this by request. In addition, I have realized the horror of credit cards, and have curbed my spending to a bare minimum. In fact, I have only bought one cart of groceries in the last two weeks - no dining out, no coffee, no nothing! I am determined to make my income work for me. As a single, 24-year-old, there should be no reason why I can't balance a $40k income.

Monthly net income: $ 2100

Monthly expenses: $
??Housing: $ 535
??Insurance: $ 120
??Car expenses: $?260/month
??Utilities: $?50
??Phone, cable, internet: $?130
??Food, entertainment: $ 50-100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 2600
??Other expenses: $ 2000 (Payday loan, student account balance, and medical bills)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452448
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$904.31

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	25.94%
Lender servicing fee:	1.00%	Estimated return:	-8.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1996	Debt/Income ratio:	108%
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	15 / 13	Length of status:	17y 10m
Credit score:	660-679 (Apr-2010)	Total credit lines:	32	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$24,810	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	trade-friendship	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my loans/credit cards
Purpose of loan:
This loan will be used?to pay off my two personal?loans and three credit cards.? I recently had a family emergency that wiped out my savings resulting in me relying heavily on personal loans and credit cards.???

My financial situation:
I am a good candidate for this loan because I am active duty military with 18yrs of service with an?impeccable military record and I am also a highly decorated veteran who recieved the Bronze Star for support in Operation Enduring Freedom.? I have deployed over 10times and I am very reliable to pay the 25,000 needed?to pay this loan back.? My spouse is also active duty military with 27 years of service.? While my spouse and my credit score is lower than it should be right now, this was directly related to an immediate family emergency that caused us to wipe out our savings and rely heavily on our credit cards and personal loans to get us through those rough times.?My credit card companies have taking advantage of this and?skyrocketed my interest rates and minimum payments.? ?

Monthly net income: $ 5700.? I know that I can not include my spouse on this loan for income but she makes 7100 a month.? We are fully capable of paying?back in full a 25,000 debt consolidation loan.? We also recieve an additional 1,600 a month for our home that is currently being rented out as we are stationed outside of Florida where our home is.?

Monthly expenses: $
??Housing: $ 1450
??Insurance: $ 80
??Car expenses: $?600
??Utilities: $ 80
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452458
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1989	Debt/Income ratio:	36%
Basic (1-10):	4	Inquiries last 6m:	9	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	25 / 19	Length of status:	10y 5m
Credit score:	640-659 (Apr-2010)	Total credit lines:	68	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$19,843	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	39%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Worrysum	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used for Consoidation on Credit Cards and Paying Taxes....

My financial situation:
I Seeking Help on Consolidating my Credit Cards and Paying Taxes, I am a Profec. That has been Working with Verizon for 11 yrs.?Well You Concider me... Thank You for your time ...

Monthly net income: $ 2,800

Monthly expenses: $
??Housing: $?1123
??Insurance$ 100
??Utilities: $ 150
??Phone, cable, internet: $ 75
Food, entertainment: $?200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 600
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452464
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,600.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$106.68

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2001	Debt/Income ratio:	4%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 6	Length of status:	5y 2m
Credit score:	640-659 (Mar-2010)	Total credit lines:	15	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,209	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	silver-walnut	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?
I have two credit cards that I would like to pay off????????
My financial situation:
I am a good candidate for this loan because?
the loan amount is not very high and it is my only?revolving debt. I am very determined to get out of my high intrest rate cards
Monthly net income: $ 3,000????????????

Monthly expenses: $
??Housing: $ 2300????
??Insurance: $0
??Car expenses: $0
??Utilities: $ 300
??Phone, cable, internet: $78
??Food, entertainment: $250
??Clothing, household expenses $ 50
??Credit cards and other loans: $?2500
??Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452476
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$278.73

Auction yield range:	17.04% - 19.00%	Estimated loss impact:	35.56%
Lender servicing fee:	1.00%	Estimated return:	-16.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1998	Debt/Income ratio:	13%
Basic (1-10):	1	Inquiries last 6m:	9	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	11 / 8	Length of status:	2y 7m
Credit score:	640-659 (Apr-2010)	Total credit lines:	19	Occupation:	Fireman
Now delinquent:	2	Revolving credit balance:	$5,647	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	6
Screen name:	blue-adventurous-euro	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off Credit Cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452482
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	15.99%	Starting borrower rate/APR:	16.99% / 19.19%	Starting monthly payment:	$285.18

Auction yield range:	11.04% - 15.99%	Estimated loss impact:	10.37%
Lender servicing fee:	1.00%	Estimated return:	5.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1996	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 11	Length of status:	4y 1m
Credit score:	700-719 (Apr-2010)	Total credit lines:	29	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$47,880	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	united747	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 96% )	700-719 (Latest)
Principal borrowed:	$4,900.00	< mo. late:	1 ( 4% )	660-679 (Apr-2008)
Principal balance:	$2,041.49	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
new investment in my Business
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 4000.00

Monthly expenses: $
??Housing: $ 500.00
??Insurance: $ 160.00
??Car expenses: $ 250.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 120.00
??Food, entertainment: $ 1200.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 300.00
??Other expenses: $ 50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452488
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1986	Debt/Income ratio:	13%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 2	Length of status:	9y 3m
Credit score:	660-679 (Mar-2010)	Total credit lines:	41	Occupation:	Fireman
Now delinquent:	0	Revolving credit balance:	$506	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	69%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	60
Screen name:	red-commitment-wasp	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
payoff afew bills to have only one.
Purpose of loan:?I need to catch up on a few bills,i am currently paying more each month out of pocket then the loan payment and need to get these bills paid.?

My financial situation: I am currently laid off but working part time and collecting unemployment,I expect to be called back to work at my full time job soon.My wife works full time also
Monthly net income: $ 5225
Monthly expenses: $
??Housing: $ 1325
??Insurance: $ 275
??Car expenses: $ 350
??Utilities: $?300
??Phone, cable, internet: $ 160
??Food, entertainment: $ 600
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 50
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452506
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.31%	Starting monthly payment:	$94.26

Auction yield range:	8.04% - 20.06%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1997	Debt/Income ratio:	13%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	15y 9m
Credit score:	640-659 (Mar-2010)	Total credit lines:	8	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$66,021	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	newest-peaceful-gain	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Down High Int Credit Cards
Purpose of loan:
This loan will be used to consolidate credit card debt and lower the effective interest rate I am paying.

My financial situation:
I have worked in an executive position at a global consumer electronics company for the last 16 years. I also have a?flawless credit history for the?last?16 years. Interest rate hikes on my credit cards have brought some to anywhere from 21% to 29%.

Monthly net income: $ 14,698 gross plus annual bonus of $42,000 gross
Monthly expenses: $
??Housing: $ 2250/month
??Insurance: $
??Car expenses: $ 200 fuel + $168 loan / month
??Utilities: $ 150
??Phone, cable, internet: $ 53
??Food, entertainment: $ 1000
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 2500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452512
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$30.94

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1996	Debt/Income ratio:	1%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 3	Length of status:	5y 10m
Credit score:	780-799 (Apr-2010)	Total credit lines:	13	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$18	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	futuramaguy	Borrower's state:	Massachusetts	Borrower's group:	Computer & IT Professionals
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
increasing my credit score
Purpose of loan:
This loan will be used to basically just have another credit account on my record. Since I am young, I do not have a lot of credit accounts yet, and my credit score is not as high as i would like it to be.

My financial situation:
I am a good candidate for this loan because I have a good job and take care of my finances well, I do not spend beyond my means, and I will be able to pay this loan off quickly.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452518
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1988	Debt/Income ratio:	16%
Basic (1-10):	5	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	15y 5m
Credit score:	700-719 (Apr-2010)	Total credit lines:	20	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$3,644	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	37%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	9
Screen name:	brightest-loan-cypress	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Engagement ring
Purpose of loan:
This loan will be used to? Purchase an engagement ring

My financial situation:
I am a good candidate for this loan because?
Though I have had credit trouble in the past, it has been almost seven years, and have had no problems since.?? I have been with the same company working for over 16 years, and have made all my payments on everything on time.??? I have tried to get loans from other lenders, but I still have a bankruptcy that doesnt come off my record until October of this year.? As soon as October rolls around , and that is off my record my credit score will improve to over seven hundred, right now 650 is where Im stuck.? I will always pay my payments in good time, I hope someone will please consider my loan, THANKYOU CURTIS
Monthly net income: $
2900.00
Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452524
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1980	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	9 / 8	Length of status:	2y 5m
Credit score:	720-739 (Mar-2010)	Total credit lines:	28	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$1,195	Stated income:	$25,000-$49,999
Amount delinquent:	$329	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	14
Screen name:	creative-capital7	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Vet Moving 80 YR Old Dad from Fla
Purpose of loan: Veteran Facing Emergency: Must Move 80 yr old dad from FL to NC ASAP

My financial situation: Income: $3,500 per mth Expenses: $2,000 per mth Mortgage: $550 (includes all save property tax) Utilities: $150 Food: $300 Car: $255 Insur: $125 (car and life) Other: $550 (Gas for cars, internet, cable tv, miscellaneous,, etc) Credit Cards $ 85 Note: All late payments on my credit reports are 5 years or older!!! Two erroneous tax liens from other states being disputed belong to my ex wife from 2007 (orig liens date to 2002) My credit is on the mend; liens occurred at time of divorce; My father took a bad turn and MUST MOVE ASAP in with us; can not afford $$ upfront for move; NEED HELP NOW!! Can EASILY make the payments on this loan! NO AUCTION TO ATTRACT YOU GOOD PEOPLE TO HELP US!
I am a good candidate for this loan because this Retired Naval Officer served 22 years on submarines, minesweepers, and an aircraft carrier; he is reliable and makes payments on time! I do own a home since 2007 and am current on the loan with Vanderbilt Mortgage and Finance Co. and will provide proof upon request.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452530
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	7 / 7	Length of status:	2y 7m
Credit score:	680-699 (Apr-2010)	Total credit lines:	32	Occupation:	Student - College S...
Now delinquent:	2	Revolving credit balance:	$1,877	Stated income:	$1-$24,999
Amount delinquent:	$3,842	Bankcard utilization:	25%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	loving-kindness	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to? Build a relationship with prosper and consolidate bills

My financial situation:
I am a good candidate for this loan because? I am reliable and have a steady and growing income. You may notice I have a delinquencies on my report these are from hospital bills that I am paying on monthly. But the only way they will go away is if I pay them off in full, which has been hard for me to do. I live with my fiance, He makes a bit more money than I do so he insisted on taking care of the rent.

Monthly net income: $ 1,500-1,700

Monthly expenses: $
??Housing: $ 200
??Insurance: $
??Car expenses: $ 100
??Utilities: $ 70
??Phone, cable, internet: $ 70
??Food, entertainment: $ 50
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 150
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452536
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$24,999.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,130.86

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1992	Debt/Income ratio:	37%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	7 / 5	Length of status:	18y 5m
Credit score:	740-759 (Apr-2010)	Total credit lines:	30	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$221,218	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	rehabmike	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	23 ( 100% )	740-759 (Latest)
Principal borrowed:	$25,000.00	< mo. late:	0 ( 0% )	760-779 (Nov-2007) 740-759 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Expanding bulk REO purchasing
Purpose of loan: I am purchasing, rehabbing and selling to owner occupants entry level?housing in many markets.? Industry parlance is "bulk REO purchase."? Money for down payment, closing costs and back office infrastructure..(explain what you will be using this loan for)

My financial situation:?11 years buying and rehabbing property in multiple states.?
(explain why you are a good candidate for paying back this loan)

My monthly budget:
Mortgage/rent: $15000
Insurance: $250
Car expenses: $200
Utilities: $included in mortgage pmt
Phone, cable, internet: $100
Food, entertainment: $200
Clothing, household expenses $100
Credit cards and other loan payments: $1000
Other expenses: $200
---------------------------------------
Total monthly expenses: $3300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452542
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 31.34%	Starting monthly payment:	$41.03

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2006	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Not employed
Enhanced (1-5):	1	Current / open credit lines:	0 / 0	Length of status:	0y 4m
Credit score:	640-659 (Apr-2010)	Total credit lines:	4	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$0
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	euro-launcher	Borrower's state:	SouthDakota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Expenses During Basic
Purpose of loan:
This loan will be used to make student loan payments and pay for my place of residence till the end of the lease while I am attending Basic training for the Active Army.

My financial situation: I am Currently unemployed and recently joined the Active Army. I will be making a monthly check coming May 5, 2010.
I am a good candidate for this loan because I am reliable and trustworthy. My merit and integrity is demonstrated by my commitment to a cause and my strong sense of honesty and respect. As a member of the armed forces reliability and an intense desire to be a member of a team that can trust and depend on me are values I hold high. These values carry into my personal life and are applied to my life as a whole.

Monthly net income: As stated above, my monthly income is 1705.80 according to 2010 military basic pay charts.$

Monthly expenses: Phone, Housing, and student loan payments approximately 350/mo. $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452548
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	4 / 4	Length of status:	4y 10m
Credit score:	640-659 (Apr-2010)	Total credit lines:	5	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,833	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	aBetRfuture	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,750.00	< mo. late:	0 ( 0% )	660-679 (Jan-2008)
Principal balance:	$984.26	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
ReFi Current Loan & Pay Bills
Purpose of loan: The loan will be used to help better my credit score and to pay off my current Prosper loan since I am trying to lower my interest rate and paying off my current credit cards which both have very small balances on. I had to upgrade some work equipment and I use one credit card for those purchases. The Prosper loan would help boost my credit rating a little more than it is by paying off my current credit cards. I am a partner of a printing company that has been established for over 13 years & will be one day buying my partner out. I am a graphic designer & have a degree in graphic arts/advertising and have been in the industry for over 15 years, with only the past two years as a partner of the printing company that I am currently employed through. It goes well, I have really busy months and some slower ones. Thank God the busy ones makes up for the slower ones. I also work as a food server at a fine dining restaurant, it helps with the extra mad money that is needed during the month. I don't have very much over head as I pay cash for almost everything & I don't really spend a lot on a extravagant lifestyle. I currently am not a homeowner as I share the lease of a single-family home that I live in with a roommate. We split all expenses 50/50 and luckily it is a newer house, which means we don't have a lot of household expenses that unexpectedly come up.
My financial situation: I am a good candidate for this loan because I make pretty good money, don't have the best credit rating, but am working on it, and I always make my financial obligations. I have had this current Prosper loan for sometime and have never missed a payment. My overhead is very low & I want to put some of the extra money aside and back into lending with Prosper like I did in the past from my previous loan.
Monthly net income: $3,600
Monthly expenses: $1900
Housing: $650 I share a lease with a roommate
Insurance: $75 Health insurance as I don't own a vehicle
Car expenses: $0 I don't drive & haven't driven for over 10 years, I take public transport to help reduce emissions
Utilities: $150, Phone, cable, internet: $190 I use my cell phone for everything
Food, entertainment: $35 I eat out a lot
Clothing, household expenses $100 I try to always look good as I am in a design field
Credit cards and other loans: $150 the personal loan I ref. to above for computer equipment for my graphic design business
Other expenses: $150 I always leave around this much to have for unexpected things that come up that friends want to do.
Thank for you interest in my listing and I appreciate all the support. If there is something that I didn't cover here, please feel free to ask me.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452554
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$509.42

Auction yield range:	17.04% - 29.00%	Estimated loss impact:	19.69%
Lender servicing fee:	1.00%	Estimated return:	9.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1979	Debt/Income ratio:	12%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	22y 0m
Credit score:	640-659 (Apr-2010)	Total credit lines:	20	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$4,576	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	103%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	pdw	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need new roof badly
Purpose of loan:
This loan will be used to? Replace my roof that is falling apart. Damage was reported to insurance company after wind storm, but they denied any coverage, saying it was beyond its usable years and not due to wind.

My financial situation:
I am a good candidate for this loan because?Even though my credit report isn't great due to financial mistakes a few years ago, I am on track now and keeping up with all my expenses, and this is the house I grew up in and the repairs can't wait any longer. I'm hoping for a payoff soon from an investment I made in Forex, so hopefully that will materialize.

Monthly net income: $ 4,000

Monthly expenses: $
??Housing: $ 2,068
??Insurance: $ 110
??Car expenses: $
??Utilities: $ 300
??Phone, cable, internet: $ 120
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 100
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452672
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	33.23%	Starting borrower rate/APR:	34.23% / 36.67%	Starting monthly payment:	$89.60

Auction yield range:	17.04% - 33.23%	Estimated loss impact:	19.96%
Lender servicing fee:	1.00%	Estimated return:	13.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2001	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	0 / 0	Length of status:	0y 2m
Credit score:	660-679 (Apr-2010)	Total credit lines:	4	Occupation:	Waiter/Waitress
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	clarinet3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off some bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452684
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.50%	Starting borrower rate/APR:	8.50% / 10.59%	Starting monthly payment:	$157.84

Auction yield range:	4.04% - 7.50%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1993	Debt/Income ratio:	15%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	8y 11m
Credit score:	760-779 (Apr-2010)	Total credit lines:	12	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$5,368	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	36%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	just-income1	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Used car for wife
Purpose of loan:
This loan will be used to?
My wife has gotten her first job since?I brought her?to the US from Asia almost 2 years ago. I need to provide a "beater" car for her for?transportation to and from work. The commute is less than 8 miles round trip.
I refuse to purchase a newer vehicle. I'm recovering from a medical condition that took all of my savings, therefore a low-interest loan would be in order. Need a used car FAST.
My financial situation:
I am a good candidate for this loan because?
My credit score should be excellent. My?employment is exceptionally stable, oddly.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452702
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,125.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$131.90

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1984	Debt/Income ratio:	14%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	18 / 16	Length of status:	18y 8m
Credit score:	740-759 (Apr-2010)	Total credit lines:	32	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$140,878	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	worth-poblano	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off one high interest c.c.
Purpose of loan:
This loan will be used to pay off one very high interest credit card.

My financial situation:
I am a good candidate for this loan because I am very ethical.? I make very good income. I have an excellent history of past and current loan repayments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452714
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,100.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$230.70

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1989	Debt/Income ratio:	24%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	0y 10m
Credit score:	660-679 (Mar-2010)	Total credit lines:	49	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$4,508	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	QWIKPAYBACK4U	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need Tax Bailout - Reliable Payback
Purpose of loan:
Tax Debt - I'd rather pay you than the IRS !!

My financial situation:
No delinquencies, strong income, stable job -
College Grad, about to transition to the bio-tech field and increase my salary by approx. 5 - 7%
Due to dropping property values in SoCal, had to get out of my condo?(BK) this has been discharged in 2006.
I rent now and have been at my same address for 4 years, I also brought in a roomate.
Debt to Income is low - I pay early and above minimum.
I am in good health and have no children or other dependents.

Thanks for your consideration !

Monthly net income: $ 3600.00 + $1200 (Roomate) $4800.00

Monthly expenses: $
??Housing: $ 1600.00
??Insurance: $ 125.00
??Car expenses: $ 600.00
??Utilities: $?60.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $?200.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $?350.00
??Other expenses: $ 150.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452720
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1990	Debt/Income ratio:	57%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	11 / 9	Length of status:	0y 6m
Credit score:	620-639 (Mar-2010)	Total credit lines:	40	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$4,623	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	5
Screen name:	some1inmo	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	6 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	520-539 (Mar-2008) 520-539 (Jan-2008) 520-539 (Dec-2007) 520-539 (Sep-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	6
Description
Consolidating high interest loans
Purpose of loan:
This loan will be used to pay off 4 loans with exceptionally high interest rates.?

My financial situation:
I am a good candidate for this loan because I work full-time and part-time.? I am determined to get out of debt.? As you will see, I received a loan with Prosper in March of 2008 and paid it off by the end of that year.? I would like to consolidate my high interest loans and will use the money I spend on these payments toward my Prosper loan and the remaining money that I save each month will go toward my credit card debt.? My payments will be automatically debited from my account as it was with my previous loan with Prosper.

Monthly net income: $ 2318

Monthly expenses: $ 2145
??Housing and Utilities: $ 200 (I live with family)
??Insurance: $ 60 (car)
??Car expenses: $ 160 (gas for commute to work)
??Phone, cable, internet: $ 50 (phone)
??Food, entertainment: $ 25
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 1600 (This will be reduced to $955 if I am able to receive a loan to consolidate my high interest loans)

I appreciate anyone that is willing to bid on my loan.? Thank you for your time.? Have a great day!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452726
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,600.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.56%	Starting monthly payment:	$72.38

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	4	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	2 / 2	Length of status:	1y 1m
Credit score:	740-759 (Mar-2010)	Total credit lines:	4	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,133	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	106%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	unflappable-kindness	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying Off My Credit Cards
Purpose of loan:
This loan will be used to pay off my credit cards

My current financial situation: I currently repair bicycles and sell used bicycles, but it is not covering my rent and the bills. I just got my Pharmacy Technician Certification and I will be employed full time in a retail pharmacy within the next month.
I am a good candidate for this loan because I will be soon be employed full-time. I need this loan to get me through until then.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452738
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$184.63

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1989	Debt/Income ratio:	39%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	3y 8m
Credit score:	720-739 (Apr-2010)	Total credit lines:	19	Occupation:	Administrative Assi...
Now delinquent:	1	Revolving credit balance:	$4,926	Stated income:	$25,000-$49,999
Amount delinquent:	$31,352	Bankcard utilization:	63%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	9
Screen name:	bonus-chestnut2	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Educational Journey
Purpose of loan:
I plan on utilizing this loan to pay my tuition and?purchase the necessary class materials that will ensure my success.

My financial situation:
I am an excellent?candidate for this loan because I am employed at Northwestern University, and this is the same institution where I will be attending classes.? I have been a staff member of the academic community for almost four years.? I understand what is necessary for educational success, and I am looking forward to the challenges and rewards that this experience has to offer.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452750
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2000	Debt/Income ratio:	24%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 6	Length of status:	9y 3m
Credit score:	620-639 (Apr-2010)	Total credit lines:	15	Occupation:	Nurse (LPN)
Now delinquent:	0	Revolving credit balance:	$4,413	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	34%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	15
Screen name:	nicoleshannon73	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	620-639 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	620-639 (Feb-2010) 620-639 (Jan-2010) 620-639 (Aug-2009) 620-639 (Sep-2008)
Principal balance:	$1,558.35	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
Help Me fix my auto
Purpose of loan: My car I have now is in need of some repairs and i will use this money to fix it all up.
My financial situation: I work fulltime as a nurse and have security at my job. I already have a loan with prosper which will be paid off by the end of this year and I have NEVER been late on a payment!! Please help me out and you wont be sorry:)? I have been paying off cards from my ex husband and I am getting those down to the last bit, thats why my score dropped. I didnt know he applied for these cards and with him not paying the debts, I had to.
Monthly net income: $ 2800

Monthly expenses: $
??Housing: $?250.00 My fiance and I split the mortgage
??Insurance: $ 60.00
??Car expenses: $ 200.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 60.00
??Food, entertainment: $ 30.00
??Clothing, household expenses $ 75.00
??Credit cards and other loans: $ 188.38
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452756
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$185.62

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1983	Debt/Income ratio:	9%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	3y 2m
Credit score:	780-799 (Apr-2010)	Total credit lines:	40	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$32,472	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	39%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	determined-compassion8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to pay off credit card debt
Purpose of loan:
This loan will be used to pay off credit debt. Although I did get into some debt, I am a responsible individual and will be certain to make the necessary payments back to my lender. I would appreciate the best deal you can offer to help me get back on track.

My financial situation:
I am a good candidate for this loan because I'm responsible, honest and very conciencious.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452774
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,800.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$121.51

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1992	Debt/Income ratio:	16%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 8	Length of status:	2y 11m
Credit score:	700-719 (Mar-2010)	Total credit lines:	30	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$19,841	Stated income:	$50,000-$74,999
Amount delinquent:	$9,152	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	29
Screen name:	DiggingOut_MSP	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Erasing debt, need a better rate
Purpose of loan:
This loan will be used to pay off credit card debt at the lower interest rate you're willing to offer me.

My financial situation:
I am a good candidate for this loan because I've been aggressively reducing my debt for 3 years, and I'm looking for interest rate relief to speed up the process.? Currently, my average interest rate on my credit card debt is 10.3%.? I've been in a debt management plan for over 18 months, but a few of my creditors declined participation.? I have continued to pay all accounts every month, but the banks have raised my rates.? I've cut my debt by more than half since 2007, but I want to eliminate it more quickly.

Monthly net income: $ 4,000

Monthly expenses: $
??Housing: $ 500
??Insurance: $
??Car expenses: $
??Utilities: $ 75
??Phone, cable, internet: $ 65
??Food, entertainment: $ 400
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 1300 ($900 minimum. This is what I want to reduce, while also reducing monthly interest accrual.)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452792
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$171.86

Auction yield range:	17.04% - 21.00%	Estimated loss impact:	26.19%
Lender servicing fee:	1.00%	Estimated return:	-5.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1997	Debt/Income ratio:	22%
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	7 / 8	Length of status:	4y 11m
Credit score:	680-699 (Mar-2010)	Total credit lines:	27	Occupation:	Clerical
Now delinquent:	2	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$5,524	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	RadiantRuby	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	680-699 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	640-659 (Feb-2010) 660-679 (Jan-2010) 680-699 (Dec-2009) 680-699 (Nov-2009)
Principal balance:	$1,598.07	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Relist for 2nd loan-Pls help
Purpose of loan:
This loan will be used to?help pay down CC debt and taxes.

My financial situation:
I am a good candidate for this loan because? contrary to what shows on your site I pay my bills on time and I will continue to do so.? Please consider my listing. Thanks

Monthly net income: $ 3892

Monthly expenses: $ 3675
??Housing: $ 1700
??Insurance: $ 150
??Car expenses: $ 50
??Utilities: $ 300
??Phone, cable, internet: $ 25
??Food, entertainment: $ 300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 1150
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452035
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,999.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.50

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1989	Debt/Income ratio:	60%
Basic (1-10):	1	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	5 / 6	Length of status:	8y 3m
Credit score:	800-819 (Mar-2010)	Total credit lines:	23	Occupation:	Administrative Assi...
Now delinquent:	1	Revolving credit balance:	$332	Stated income:	$25,000-$49,999
Amount delinquent:	$159	Bankcard utilization:	17%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	magnetic-asset9	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Daily Cashflow Grow Lead Brokerage
Per cust svc, I'd possibly have a Prosper A rating if not for 1 item remaining on my credit after a divorce; the item was decreed by the Judge to be his sole responsibility 6 yrs ago.

My partner is a lead broker/generator & an affiliate marketer. This business has a daily cash flow.I have partnered with him to expand his client base, provide additional capital to run his co.'s marketing engines, & assist in the further automation of business processes.

The capital will be used as follows:

1. To establish new vendor relationships requiring $3-5K in upfront deposits.

2. Working capital for payroll, expansion of lead gen/sales telemarketing division, & for the online lead generation systems.

I'm a VERY responsible borrower w/ impeccable credit, substantial savings/401K, + husband contributions.

Household Monthly Net Income:$6,000

Liquid Assets: $43,603.45

Monthly Expenses:$3,405

Net Monthly Surplus after Expenses:$2,595

"Questions Welcomed"
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452059
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	21.53%	Starting borrower rate/APR:	22.53% / 24.80%	Starting monthly payment:	$576.98

Auction yield range:	8.04% - 21.53%	Estimated loss impact:	6.71%
Lender servicing fee:	1.00%	Estimated return:	14.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1995	Debt/Income ratio:	6%
Basic (1-10):	5	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 3	Length of status:	2y 7m
Credit score:	800-819 (Mar-2010)	Total credit lines:	33	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	integrity-linkage	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fixing up fixer-upper for move in
Purpose of loan:
This loan will be used to make upgrades to a 2-family home I recently purchased.?

My financial situation:
As is indicated by my credit score, I've always been a fiscally prudent person.? I have credit cards, but carry a zero balance on all of them.? The only monthly credit payment I make is for my mortgage.? I make a very competitive salary, which not only covers all of my expenses, but allows me to save and invest.? My new home is a two-family, which also makes it an investment.? The availability of tenant income will only strengthen my financial position.? Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452283
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 12.93%	Starting monthly payment:	$31.98

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2006	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	1y 8m
Credit score:	720-739 (Mar-2010)	Total credit lines:	9	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$1,119	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	79%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	albert_8ps	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards TODAY!
I am planning to use this money to consolidate my credit cards debt. I am perfect candidate for this loan because I ALWAYS PAY ON TIME, and this are my numbers:Monthly income: $ 2,000.00Rent and bills$ 500.00Car & insurance payment:$330.00Meals & entertainment: $300.00Cell phone:$60.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452313
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.44%	Starting borrower rate/APR:	20.44% / 22.68%	Starting monthly payment:	$934.70

Auction yield range:	17.04% - 19.44%	Estimated loss impact:	26.09%
Lender servicing fee:	1.00%	Estimated return:	-6.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2003	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	7y 8m
Credit score:	640-659 (Apr-2010)	Total credit lines:	18	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$28,458	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	DEBT2PAY	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING ALL EXISTING DEBTS
Hi, I would like to pay off all my debts within 36 months...I am looking for a fixed rate to lower the debt payments each month.? Would appreciate hearing from you and am looking on the loan amount of $25,000 if possible.

Thanks.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452373
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	23.68%	Starting borrower rate/APR:	24.68% / 26.98%	Starting monthly payment:	$316.73

Auction yield range:	8.04% - 23.68%	Estimated loss impact:	8.56%
Lender servicing fee:	1.00%	Estimated return:	15.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1990	Debt/Income ratio:	63%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	15 / 15	Length of status:	5y 1m
Credit score:	700-719 (Mar-2010)	Total credit lines:	28	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$55,940	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	rate-jam	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
I'm trying to consolidate some of my credit cards. Beside my full time job, I have additional income from my multi-family rental.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452391
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,900.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$221.66

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1976	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	9 / 9	Length of status:	19y 4m
Credit score:	680-699 (Mar-2010)	Total credit lines:	54	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$14,998	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	12
Screen name:	fairness-amigo7	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Duty....Honor....Country!
Purpose of loan:
I don't need this loan. This loan is being used to just?establish a track record on Prosper.???

My financial situation:
I am a good candidate for this loan because my retirement income is $65,000 per year and my?self-employment income as a?financial advisor brings in another $225,000. I am supprised my credit score is as high as it is (650-699)?as?I filed for bankruptcy in 2005. As a financial advisor I was sued by the Securities and Exchange Commission (SEC) and after a 5 week trial the Judge said I had done nothing wrong and all charges were dropped.?My attorney bills came in at $1.5 million. I had approximately $1 million in savings when the charges were brought against me. I paid what I could an then filed for Chapter 7.? As a graduate of?The United States Military Academy I?always?do what is right !?

Monthly net income: $ 25,000

Monthly expenses: $ 14,000
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452397
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2004	Debt/Income ratio:	13%
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	3 / 2	Length of status:	2y 2m
Credit score:	640-659 (Apr-2010)	Total credit lines:	12	Occupation:	Landscaping
Now delinquent:	2	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$163	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	autonomous-gain2	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Accepted at MSU
Purpose of loan:
Pay for room and board, and the rest of the tuition.

My financial situation:
I am employed as a landscaper for about 2 years now and work full time doing that in the summer and snow removal in the winter. I also Service computer part time for extra money. Also my parents supplyment my income during the non summer months with $100 a week.
Monthly net income: $ 600

Monthly expenses: $
??Housing: $ Paid for
??Insurance: $ My Parents Pay
??Car expenses: $ Car stays at home while?I'm at school
??Utilities: $ Paid for
??Phone, cable, internet: $ Paid For?
??Food, entertainment: $?40
??Clothing, household expenses $0
??Credit cards and other loans: $0
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452403
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.32%	Starting borrower rate/APR:	32.32% / 34.73%	Starting monthly payment:	$437.32

Auction yield range:	11.04% - 31.32%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1999	Debt/Income ratio:	17%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 4	Length of status:	1y 8m
Credit score:	720-739 (Apr-2010)	Total credit lines:	12	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$2,744	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	32%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bridetobe1	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Looking to the future
We are seeking a loan to make improvements on our new house. My mother in -law purchased a new house, cash, for us and gave it to my husband as an early inheritance. She bought the house as a foreclosure so it was sold as is. The house has been stripped as many foreclosed houses are. Therefore, we are looking to replace several items such as appliances, cabinets, toilets, and interior doors. Currently the house is in my husband?s and mother in-law?s name. They are not able to take out a home equity loan on the house for improvements because my husband does not have good credit and my mother in-law is retired and has no proof of income. Therefore, I would need to secure the loan but I am not on the title to be able to secure a home equity loan. I applied to the bank for a personal loan with a 5.75% rate but was denied because I have a 716 credit score, not enough, minimum credit score they accept is 725 (only 9 points!!, ahh).
My financial situation is good. I have little debt and a job that has great income potential. Last year I made about 35k and was out on a leave of absence for four months where I did not make a commission. This year I have already made about 50k and we are only in April. I anticipate making about 120k by year end. Therefore I believe I will pay off the loan early but I just do not have the funds to finance the project right now. I would like to move into our home ASAP that is why I prefer to have a loan rather then save over the next couple of months.
I believe I am a good candidate because I make timely payments and I do not over extend myself on debt. The last time I had a late payment was many years ago on a student loan. I had just graduated and I had not secured a job. I did not know I could defer payments while looking for employment. Since, I have made timely payments, am in good standing with all creditors, have paid off loans early, and do NOT over extend myself with debt.
We are very excited to move into our new home and are hoping that you could be the way we secure a loan. Thank you for your consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452413
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,600.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$162.85

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2008	Debt/Income ratio:	21%
Basic (1-10):	4	Inquiries last 6m:	4	Employment status:	Part-time employee
Enhanced (1-5):	1	Current / open credit lines:	2 / 2	Length of status:	1y 9m
Credit score:	680-699 (Mar-2010)	Total credit lines:	2	Occupation:	Tradesman - Mechani...
Now delinquent:	0	Revolving credit balance:	$181	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	16%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	sanctuary4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto parts supply company
Purpose of loan:
This loan will be used for business.

My financial situation:
I am a good candidate for this loan because I am responsible with credit and borrowing. I work part time on top of the business, and I have never missed a payment on my credit cards. They are paid off every month. Because I live with such awesome relatives, most of my income is not tied up with bills. I can easily make payments as high as $500 per month. Not to mention, I have enough in savings to pay the loan off, however, this is to supplement my savings. I can work out a good initial inventory with what I have saved, but with this to supplement my savings, I can get more customers with a larger, more attractive line up. I have automotive shops waiting for my ignition wires when I release my brand products ready to buy. I have very few obligations as far as bills, paid off car, etc.

Monthly net income: $ 1,000

Monthly expenses: $
??Housing: $ 60
??Insurance: $ 94
??Car expenses: $ 120 gas
??Utilities: $ 0
??Phone, cable, internet: $ 80 cell phone and dedicated business phone together
??Food, entertainment: $ ~10-$15
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452415
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 31.34%	Starting monthly payment:	$41.03

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2003	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	0y 1m
Credit score:	640-659 (Apr-2010)	Total credit lines:	11	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,136	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	smart-agreement6	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay bills
Purpose of loan:
Pay bills

My financial situation:
I am employed and have a good record of paying off debt on time.

Monthly net income: $
2000
Monthly expenses: $
??Housing: $ 200
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452427
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1993	Debt/Income ratio:	31%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 9	Length of status:	21y 5m
Credit score:	660-679 (Mar-2010)	Total credit lines:	35	Occupation:	Civil Service
Now delinquent:	2	Revolving credit balance:	$15,281	Stated income:	$50,000-$74,999
Amount delinquent:	$2,295	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	7
Screen name:	community-enjoyment	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New flooring for my condo
Purpose of loan:
This loan will be used to put new hardwood or laminate floors in my home.

My financial situation:
I am a good candidate for this loan because I am a single mom trying to improve my life.?

Monthly net income: $
6000
Monthly expenses: $
??Housing: $ 1029
??Insurance: $ 150
??Car expenses: $ 350
??Utilities: $ 90
??Phone, cable, internet: $ 150
??Food, entertainment: $ 350
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 250
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452433
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.45%	Starting borrower rate/APR:	26.45% / 28.78%	Starting monthly payment:	$405.31

Auction yield range:	11.04% - 25.45%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1992	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 8	Length of status:	1y 6m
Credit score:	740-759 (Apr-2010)	Total credit lines:	17	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$84,234	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	commitment-recruiter	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Capital
Purpose of loan:
This loan will be used to?carry us through the spring until our very busy season, which is the hot summer. We have done exceptionally well in the 8 months since we opened the doors, with bad weather, holidays and school vacations being the driving factor in bringing people through our doors. However, it is a seasonal business to some extent, so we need to be able to meet payroll and monthly operating expenses for the next few months until school lets out. Our birthday parties and special events have also proven popular.

My financial situation:
I am a good candidate for this loan because?we have outperformed our expectations during the 8 months since we opened our doors. We are solidly booked on parties at least one month ahead, and our special events are bringing new people through the doors. The?only debt the business has is our SBA loan, other than monthly operating expenses.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452451
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$18,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.32%	Starting borrower rate/APR:	32.32% / 34.73%	Starting monthly payment:	$787.18

Auction yield range:	11.04% - 31.32%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1983	Debt/Income ratio:	10%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 3	Length of status:	1y 11m
Credit score:	740-759 (Apr-2010)	Total credit lines:	15	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$34,703	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	56%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	MilitarySupporter60	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Education for growth
Purpose of loan:
This loan will be used to further Education and enhance growth. I am one who believes you are?never to old?to go back to school?and?further educate oneself;?than contribute?what?you have learned back into society.?
I am very happy to be at Prosper.? It's nice to see and have other Americans helping other Americans.?

My financial situation:
I am a good candidate for this loan because if you look at my credit profile, I have a high fico score as evidence of my dependablity to pay bills on time!
I currently work in Pharmaceuticals.? I have over 30 years of experience in the work force.?

Monthly income:? $6,500.00

Monthly Expenses:
????????????????????????????Land Line Phone??$31.00?
????????????????????????????Cell Phone???????????$85.00
????????????????????????????Electric??????????????? $150.00
????????????????????????????Groceries???????????? $300.00
????????????????????????????Car Insurance???????$65.00
????????????????????????????Water??????????????????$25.00?
????????????????????????????Gas for car???????????$350.00
????????????????????????????Cable???????????????????$125.00
????????????????????????????Leirsure????????????????$200.00
????????????????????????????Housing????????????????$250.00

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452467
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2003	Debt/Income ratio:	24%
Basic (1-10):	2	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	5 / 3	Length of status:	2y 8m
Credit score:	640-659 (Mar-2010)	Total credit lines:	5	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,402	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	unbeatable-investment372	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Unbeatable Investment 4 U
I want to go back to school and become a Certified Massage Therapist and pay off my high interest credit cards.

I am a single mom from Michigan with a daughter that is currently a Sophmore in College. The last couple years have been hard on us, just like everyone else. I worked for a telecommunications company for over 9 years and my position was outsourced overseas. I had to file Chapter 13 Bankruptcy due to the loss of income. I surrendered my home, my car and entered into a 100% wage earner plan and I was able to pay off my Bankruptcy 10 months early. It was discharged in '07 and is scheduled to be removed from my records in Dec 2011. Since my Bankruptcy was discharged I have slowly been rebuilding my credit and making sure that all my credit cards used to rebuild my credit have been paid on time and I have never been late.

I currently do not have a mortgage payment or car payment. I live with a relative and they own their home. I purchased my car outright after my Bankruptcy. The only expenses I have at this time is car insurance for me and my daughter, groceries, home phone, cable and internet and gas for my car to and from work. The Tuition for my classes is approximately $4300.00 (with a scholarship I just found out I could receive) and the payoff on my high interest credit cards, dental/medical card is approximately $2000.00. The APR on the credit cards range from 9.90% to 22.98% and two of them have annual fees. If the loan is funded I will be able to become Certified in 6mos and it will give me the opportunity to increase my annual income.

Thank You for considering investing and funding me and my future.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452485
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$79.94

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1997	Debt/Income ratio:	62%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 12	Length of status:	2y 1m
Credit score:	700-719 (Mar-2010)	Total credit lines:	41	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$15,504	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	60%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	financialhelper1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Anticipating Medical Bills
Purpose of loan:
This loan will be used to pay anticipated medical bills resulting from the birth of our son. My wife and I just welcomed our third child but my wife had a c-section which we anticipate will raise our portion of the medical bills.

My financial situation:
I am a good candidate for this loan because I have a safe and secure government job. I am also a disabled Navy veteran and receive a monthly disability check. My family and I live well within our means and are only asking for this loan to avoid having to use credit cards. A simple interest loan makes more financial sense than the complicated compound interest that credit cards charge. Thank you very much for you consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452503
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.38%	Starting borrower rate/APR:	10.38% / 12.49%	Starting monthly payment:	$389.35

Auction yield range:	4.04% - 9.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1982	Debt/Income ratio:	34%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 12	Length of status:	9y 0m
Credit score:	740-759 (Mar-2010)	Total credit lines:	39	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$270,761	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	tg3wam	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off my high interest credit cards.?

My financial situation:
I am a good candidate for this loan because I pay all my credit cards on time and want to continue to keep my credit score in?excellent standing
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452509
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.00%	Starting borrower rate/APR:	31.00% / 33.39%	Starting monthly payment:	$86.00

Auction yield range:	11.04% - 30.00%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1994	Debt/Income ratio:	17%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	13 / 11	Length of status:	11y 10m
Credit score:	680-699 (Apr-2010)	Total credit lines:	47	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$27,055	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	a-heroic-fairness	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Medical/Repair Bills
Purpose of loan:
We have a daughter who has a rare disease, Spinal Muscular Atrophy.? We have had several major bills that have caused us financial burden.? Our van that has a wheelchair lift broke down.? It needed over $2000 in repair work.? We rely on that van to get our daughter to doctor appointments.? Our washing machine also broke and we needed to get a new one since the repair would cost more then it would be to buy a new one.? We owe on taxes for the year.? Everything came at a bad time.

My financial situation:
We are a good candidate for this loan because we do make a decent income but because of medical bills and needs of our daughter's medical condition we are in the position we are in.? We love our daughter and she comes first.? We appreciate your help in giving us the loan to get back on our feet. ??

Monthly income: $6,000 (Net)?

Housing: $2700 (We do own a home worth $360K+.? We have owned it since 2005.) I have a solid job that I have been at for over 11 years.? Have the means to be able to make monthly payments.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452515
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$929.09

Auction yield range:	17.04% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	27 / 25	Length of status:	3y 8m
Credit score:	700-719 (Apr-2010)	Total credit lines:	63	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$86,085	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	75%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	trustworthy-credit1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Operating cost
Purpose of loan:
This loan will be used to? Operating cost????

My financial situation:
I am a good candidate for this loan because? The funds will be used to hire apart time employee which will allow me to sell and increase my revenues????

Monthly net income: $ 7000.00

Monthly expenses: $ 5600
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452521
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,100.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.76%	Starting monthly payment:	$49.76

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1989	Debt/Income ratio:	7%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 5	Length of status:	11y 5m
Credit score:	600-619 (Mar-2010)	Total credit lines:	37	Occupation:	Civil Service
Now delinquent:	3	Revolving credit balance:	$401	Stated income:	$50,000-$74,999
Amount delinquent:	$13,889	Bankcard utilization:	100%
Public records last 12m / 10y:	1/ 1	Homeownership:	Yes
Delinquencies in last 7y:	37
Screen name:	Mully84	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	600-619 (Latest)
Principal borrowed:	$3,400.00	< mo. late:	0 ( 0% )	640-659 (Feb-2008)
Principal balance:	$1,366.73	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Stay at home parents - Need help
The purpose of this loan is to pay off one of our cars.? We?ve been working vigorously the past few years to eliminate our debt.??

This loan will reduce our monthly expenses by about $100.00 that we will be able to use elsewhere.???

I have not missed or been late on the previous prosper loan the past 24 months!!

We?re in this situation due to the fact that we decided to have my wife stay home and raise our two children.? She is an elementary school teacher, so the decision to forgo her income was a tough one.? But we feel the right one.? She has been home now five years and we?ve managed to keep our heads above water.? Hopefully she will be returning to teach full time once our youngest reaches first grade (approx. 1 years).????

I have been a homeowner for over 13 years.??

DQ?s:? These are old as we have been able to establish a manageable budget the past years by dealing with these credit companies.

I am employed in County government for over 11 years and make an excellent salary.? My job is extremely stable. ?We?re wonderful people who know that having a good credit history is important so we hope this loan can help us reach that goal.? Having the opportunity for my wife to stay home with the children has been priceless to us.? My wife has also been able to substitute teach on occasion bringing in small helpful income.??

As you can also see, we have not used any other credit cards for over a year.? We use a debit card tied to our checking account to make any and all purchases.? We are totally focused on getting out of debt as soon as possible.

Monthly net income: $3300.00??

Monthly expenses: $2850.00
Housing: $1300.00
Auto: $270.00 (-117.00*)
Utilities: $320.00
Food, misc:$599.00
Ccards: $361.00??

THANK YOU SO MUCH FOR YOUR CONSIDERATION
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452539
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$994.00

Auction yield range:	17.04% - 24.00%	Estimated loss impact:	35.88%
Lender servicing fee:	1.00%	Estimated return:	-11.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1998	Debt/Income ratio:	35%
Basic (1-10):	1	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	8 / 8	Length of status:	2y 8m
Credit score:	640-659 (Apr-2010)	Total credit lines:	44	Occupation:	Teacher
Now delinquent:	1	Revolving credit balance:	$1,341	Stated income:	$25,000-$49,999
Amount delinquent:	$216	Bankcard utilization:	6%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	fabulous-vigilance	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Major Games LLC.
Purpose of loan:
This loan will be used to? The loan will be used as start-up for Major Games LLC. Major Games is an arcade room geared to meet the needs of adolescents.

My financial situation:
I am a good candidate for this loan because? I have worked hard to clear my credit. My credit score is currently 662 and continues to rise. I am a full-time teacher annual salary of $44,000. I really do not have any expenses under my name besides college loans. My husband handles all household expenses. Major Game is my project and I will be sole owner/operator.

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $ 200mo
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 100mo.
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452551
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$16,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.45%	Starting borrower rate/APR:	26.45% / 28.78%	Starting monthly payment:	$648.49

Auction yield range:	11.04% - 25.45%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2007	Debt/Income ratio:	26%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	3y 2m
Credit score:	720-739 (Mar-2010)	Total credit lines:	6	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$46	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	loan-jalapeno	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
for debt consolidation,furniture
Purpose of loan:
This loan will be used?for debt consolidation and?to buy new furniture. I have full time job and I got promoted last week.?My pay is 71k per year and my wife earns?70k?per year. Currently we?own home and pay 1203 per month?as mortgage. We bought home last?year and we need this loan?to buy new?furniture.

My financial situation:
I am a good candidate for this loan because?I ?have full time job and me and my wife earns 141k per year.We can pay this loan without any problem.
We appreciate all your help and assure you to pay all loan in time. My mortgage is 1203 per month. We both share all loans and other bills.
If you have any questions then please feel free to ask. I have rating D here because of home mortgage which is 141k left.I have never delayed any payment.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452563
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2005	Debt/Income ratio:	13%
Basic (1-10):	6	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	5 / 4	Length of status:	2y 9m
Credit score:	680-699 (Apr-2010)	Total credit lines:	5	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bonus-doctor021	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PREPARING FOR UPCOMING TRADE SHOWS
Purpose of loan:
This loan will be used to: to go to upcoming Jewelry Trade Shows.

My financial situation:
I am a good candidate for this loan because:?we have been doing business?since 2007, we sell men's jewelry. Because of the economic crisis, it is tough to get cash right away; our current customers are wholesalers and retailers and we give them terms.?In this current situation, we need cash upfront in order to?get the best booths at the best location. We go to ASD, JIS, and many more...?Because those trade shows have "Cash&Carry" section, we can immediately sell?our products to the customers; not only we?can receive orders but we receive immediate cash.??

Monthly net income: $50,000 (this is our monthly sales)

Monthly expenses: $7,000 (this is our monthly business expenses)
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452675
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.31%	Starting monthly payment:	$94.26

Auction yield range:	8.04% - 20.06%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1990	Debt/Income ratio:	14%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	10y 1m
Credit score:	640-659 (Apr-2010)	Total credit lines:	12	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$9,214	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	penny-snowdome	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying down bills
Purpose of loan:
This loan will be used to? pay down some outstanding bills and keep them in good standing until my bonus arrives in June

My financial situation:
I am a good candidate for this loan because?I'm responsible and consistent in my repayments on any loan.

Monthly net income: $ 2900

Monthly expenses: $
??Housing: $ 820
??Insurance: $ 160
??Car expenses: $ 510
??Utilities: $ 100
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
?Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452681
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1984	Debt/Income ratio:	22%
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	6y 3m
Credit score:	740-759 (Apr-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$1,045	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	77%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	income-beaker	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off bills, home improvements
Purpose of loan:
This loan will be used to? pay off some bills and there are home improvements that need attention.

My financial situation:
I am a good candidate for this loan because? at one time I was in a financial crunch. My credit score had gone down because my husband had lost his job. We were making the minimum payments on credit cards and were not getting any where paying them off. I was able to accumulate some extra hours in the last few months at my job and was then able to make more than the minimum payments and I have now managed to bring my score up to "Good Rating". I have not made any more purchases on these cards; therefore I will not be accumulating any more debit and once these cards are paid off I plan on closing the accounts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452687
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	31.66%	Starting borrower rate/APR:	32.66% / 35.08%	Starting monthly payment:	$285.49

Auction yield range:	14.04% - 31.66%	Estimated loss impact:	15.46%
Lender servicing fee:	1.00%	Estimated return:	16.20%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2006	Debt/Income ratio:	31%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	6 / 6	Length of status:	0y 8m
Credit score:	680-699 (Apr-2010)	Total credit lines:	8	Occupation:	Tradesman - Mechani...
Now delinquent:	0	Revolving credit balance:	$6,190	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	efficient-fund1	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Move us into a house!
Purpose of loan:
This loan will be used to? My Girlfriend and I want to move into a rental house together.? Howver, be both have some lingering bad debt, this loan would allow us to colcolidate it

My financial situation: We both are emplyedm under employed at this point, but many can say that.

I am a good candidate for this loan because? If you check my credit report you will find that I have always paid all my bills on time.? I do have some bad debt, but my score is fair to good.? I hope to alleviate both out our bad debt into a good debt [in this loan} that will improve both out our creditMonthly net income: $ 3000

Monthly expenses: $
??Housing: $ 800
??Insurance: $ 100
??Car expenses: $
??Utilities: $ 0
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452693
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.48%	Starting borrower rate/APR:	9.48% / 9.82%	Starting monthly payment:	$448.33

Auction yield range:	3.04% - 8.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1997	Debt/Income ratio:	20%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 9	Length of status:	4y 3m
Credit score:	800-819 (Apr-2010)	Total credit lines:	28	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$5,901	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	26%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	jtr8178	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation on CCs
Purpose of loan:
This loan will be used to consolidate?my revolving debt?I have 3 credit cards that add up to $12,500, and I feel that obtaining a loan and having a plan to pay them down is the best course of action right now. The other $1500 is to finish the home improvement project I currently have going on (We are remodeling our sun room).

My financial situation:
I am a good candidate for this loan because I've always made my payments & have good credit.?Between me and my wife, we make almost $100,000 per year, and have no kids. We are? financially able to make payments on this account. I've been at my current job for almost?4 years, but I've been in this field for 10+ years. My position & pay has grown accordingly. This is pretty much as "risk free" as it gets.

I own 3 vehicles, 2 of which are paid off, and I only have a little over 1 year left on the last one (It is a $375 per month payment). My other debt includes student loans, which are nearing completion as well. My wife & I also do a little eBay business at home, which moves us towards the annual figure mentioned above.

I also have "emergency" money available to me through my savings account & retirement accounts, which we have no plans of touching unless something dramatic happens in our lives.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452699
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.45%	Starting borrower rate/APR:	26.45% / 28.78%	Starting monthly payment:	$405.31

Auction yield range:	11.04% - 25.45%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1985	Debt/Income ratio:	19%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	13 / 12	Length of status:	14y 8m
Credit score:	740-759 (Mar-2010)	Total credit lines:	34	Occupation:	Military Enlisted
Now delinquent:	0	Revolving credit balance:	$37,769	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	TownsendOrg	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start small business
Purpose of loan:
This loan will be used as start up money for a new vending business.?

My financial situation:
I am a good candidate for this loan because? I have good credit and a steady job, I've been serving my country in the US Air Force for 15 years and would like to supplement my income by starting a vending business.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452705
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1995	Debt/Income ratio:	21%
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	15 / 9	Length of status:	15y 2m
Credit score:	640-659 (Apr-2010)	Total credit lines:	32	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$3,276	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	12%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	40
Screen name:	organized22	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,550.00	< mo. late:	0 ( 0% )	620-639 (Jun-2008) 620-639 (Apr-2008) 600-619 (Jan-2008) 600-619 (Dec-2007)
Principal balance:	$1,385.37	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Consolidate IRS taxes / high loans
Purpose of loan:Consolidate IRS taxes $3,000 and high interest loansMy financial situation:I am a good candidate for this loan because my credit history shows that I make all my monthly payments, I have been on my job for 15 years 2 months proving that I have a stable job to make the monthly payments.? Currently, I do have a loan with Prosper and have made on time monthly payments since 2008.? I do have only 2 delinquencies on my report, but these are from 6 years ago and the accounts have been paid off quite awhile.Monthly net income: $ 3280Monthly expenses: $ 2505??Housing: $ 500??Insurance: $ 65??Car expenses: $ 100??Utilities: $ 0??Phone, cable, internet: $ 120??Food, entertainment: $ 300??Clothing, household expenses $ 100??Credit cards and other loans: $ 1200??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452723
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$123.09

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1989	Debt/Income ratio:	42%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	13 / 11	Length of status:	15y 9m
Credit score:	660-679 (Apr-2010)	Total credit lines:	50	Occupation:	Medical Technician
Now delinquent:	4	Revolving credit balance:	$60,299	Stated income:	$50,000-$74,999
Amount delinquent:	$47,966	Bankcard utilization:	67%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	esimoto	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	660-679 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	660-679 (May-2008)
Principal balance:	$921.36	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Paying off bills
Purpose of loan:
This loan will be used to pay for?bills.?

My financial situation:
I am a good candidate for this loan because?I am reliable on making sure I pay my loan payments on time.

Monthly net income: $ 4400

Monthly expenses: $
??Housing: $ 2500
??Insurance: $
??Car expenses: $ 410
??Utilities: $ 100
??Phone, cable, internet: $?150
??Food, entertainment: $ 50
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 452783
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$95.93

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1999	Debt/Income ratio:	25%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	13 / 11	Length of status:	1y 4m
Credit score:	760-779 (Apr-2010)	Total credit lines:	47	Occupation:	Social Worker
Now delinquent:	0	Revolving credit balance:	$19,515	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	58%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	justice-battalion0	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit card
Purpose of loan:
This loan will be used to? Pay off my bank of america credit card due to bank of america doubling my interest rate, even though I have perfect record with them for 4 years, a little bitter but I feel that responsible individuals shouldn't be taken advantage of.?

My financial situation:
I am a good candidate for this loan because? My wife and I have been very responsible with our debt in that we have no late payments and make it a priority to pay our creditors.? With a loan that is a lower interest rate I will not only feel better about paying a loan that isn't taking advantage of me but I will have no problem making the payments until it is payed off.
Information in the Description is not verified.